EXHIBIT 2.1

CERTIFICATE OF CONVERSION
FROM A DOMESTIC CORPORATION TO
A LIMITED LIABILITY COMPANY

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Filed in accordance with the provisions of Section 266 of the
General Corporation Law of the State of Delaware

and Section 18-214 of the

Limited Liability Company Act of the State of Delaware
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The undersigned, being duly authorized to execute and file this Certificate of Conversion from a domestic corporation to a domestic limited liability company for the purposes of converting Boise Cascade Company, a Delaware corporation (the “Converting Entity”), into a domestic limited liability company pursuant to Section 266 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 18-214 of the Limited Liability Company Act of the State of Delaware (the “Delaware LLC Act”), does hereby certify as follows:

FIRST:           The jurisdiction where the Converting Entity was first formed is Delaware.

SECOND:      The jurisdiction immediately prior to filing this Certificate of Conversion is Delaware.

THIRD:          The date the Converting Entity was first formed is July 26, 2004 under the name of Boise Cascade Holdings, L.L.C. as a Delaware limited liability company, which was converted to a Delaware corporation on May 9, 2005.

FOURTH:      The name of the Converting Entity immediately prior to filing this Certificate of Conversion is Boise Cascade Company.

FIFTH:           The name of the domestic limited liability company as set forth on its Certificate of Formation filed in accordance with Section 18-214(b) of the Delaware LLC Act is Boise Cascade Holdings, L.L.C. (the “Company”).

The undersigned, being the duly authorized person of the Converting Entity and the duly authorized person of the Company, for the purposes of converting the Converting Entity into a domestic limited liability company pursuant to Section 266 of the DGCL and Section 18-214 of the Delaware LLC Act, does make this Certificate of Conversion, hereby declare and certify that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hands on the 20th day of December, 2005.

Boise Cascade Company, a Delaware corporation

By:	/s/ David G. Gadda
Name: David G. Gadda
Title: Authorized Person